                                                                    Exhibit 99.1

Contact: Dennis Rutherford, Chief Financial Officer
                  (602) 861-9942



        TITAN MOTORCYCLE CO. OF AMERICA FILES FOR CHAPTER 11; COMPANY TO
            CONTINUE NORMAL OPERATIONS DURING FINANCIAL RESTRUCTURING

PHOENIX, Jan. 9, 2001 -- Titan Motorcycle Co. of America (OTC Bulletin Board:
TMOT) filed a petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona on January 9, 2001. The filing was necessitated by the Company's inability to meet its secured debt obligations and will allow Titan to access new working capital and restructure its finances. Titan is continuing all normal business operations and will continue uninterrupted services to its dealers and customers.

"Titan wishes to reassure our customers and our dealers that the Company will continue to operate without interruption, and Titan remains dedicated to serving our customer's needs and turning out the high-quality product that customers and the industry has come to expect of Titan, all the while strengthening our ability to provide customers with high-quality service well into the future," said Mr. Frank Keery, Titan's chairman and chief executive officer. "Protecting the integrity of the Titan brand and the interests of our customers and dealers, and continuing our record of exceptional customer service remain our top priorities."

Titan is taking steps to ensure that it will meet its obligations to its essential vendors and suppliers. Keery also noted, "We have requested and expect to receive prompt authorization from the Court to continue to pay all salaries, wages, and benefits to our valued employees."

Keery stated that recently, the Company has suffered from insufficient cash flow to pay vendors timely, resulting in lower than expected materials cost savings and limited potential margin improvement, which in turn resulted in a decline in gross profit margin. "This condition affected our ability to maintain the anticipated supply of parts, which further constrained sales," Keery said. "We have taken appropriate steps to focus corporate management on restructuring the balance sheet to allow Titan to become profitable in the future," Keery continued. "We believe that our current financial difficulties exist despite a viable core business based on exceptional reputation and products. These difficulties are a short-term problem that can be successfully managed through the reorganization process."

"Once we have completed the reorganization process, we expect Titan to emerge as a stronger company with a sound financial structure," he said. "The decision to file for Chapter 11 protection was a difficult one, but absolutely necessary in order to protect our ability to meet our obligations to our customers, dealers, suppliers, and our valued employees."

Founded in 1994, Titan Motorcycle Co. of America is a premier designer, manufacturer and distributor of high-end, American-made, V-twin engine motorcycles marketed under various Titan trademarks. Titan's unique, hand-built configurations, including the Gecko(TM), Roadrunner(TM), Sidewinder(TM), and Phoenix(TM), represent the finest available in custom-designed, volume-produced, performance motorcycles. Manufactured at the company's corporate headquarters and manufacturing facility, and available with a variety of customized options and designs, Titan's large displacement motorcycles are sold through a network of over 80 domestic and international dealers.

This release contains certain forward-looking statements and information that are based on management's beliefs, as well as assumptions made by and information currently available to management, including management's plans and objectives. Such statements are subject to various risks and uncertainties. The Company's liquidity, capital resources, and results of operations may be affected from time to time by a number of factors and risks, including, but not limited to, the ability of the Company to arrange debtor-in-possession financing; operate successfully under a Chapter 11 proceeding; obtain shipments and negotiate terms with vendors and service providers; fund and execute a new operating plan for the Company; attract and retain key executives and associates; meet competitive pressures which may affect the nature and viability of the Company's business strategy; generate cash flow; attract and retain dealers and customers; and manage its business notwithstanding potential adverse publicity. The Company undertakes no obligation to publicly announce the result of any revisions to any of the forward-looking statements contained in this release to reflect future events or developments.